SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

LRAD Corporation

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was based on the net book value as of December 31, 2009 of the assets to be contributed to spin-off subsidiary prior to the distribution of the shares of the spin-off subsidiary to the stockholders of the Registrant, which was $818,801.

(4)	Proposed maximum aggregate value of transaction:

$818,801

(5)	Total fee paid: $58.38

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

15378 Avenue of Science, Suite 100

San Diego, California 92128

(858) 676-1112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2010

TO THE STOCKHOLDERS OF LRAD CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of LRAD CORPORATION, a Delaware corporation (“LRAD Corporation”), will be held on June 2, 2010 at 4:00 p.m. local time, at our principal offices located at 15378 Avenue of Science, Suite 100, San Diego, California 92128, to vote on a proposal to separate LRAD Corporation’s HyperSonic Sound technology business through a tax-free spin-off transaction.

The Board of Directors has fixed the close of business on April 28, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

I strongly encourage you to sign up for electronic delivery of our future annual reports and proxy materials in order to conserve natural resources and help us save costs in producing and distributing these materials. For more information, please see “Electronic Delivery of Proxy Materials and Annual Reports” on page 2 of the Proxy Statement.

By Order of the Board of Directors,

/s/ Thomas R. Brown

Thomas R. Brown

Chairman of the Board

San Diego, California

April 28, 2010

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

LRAD CORPORATION

15378 Avenue of Science, Suite 100, San Diego, California 92128

(858) 676-1112

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To be held June 2, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited to the holders of common stock on behalf of the Board of Directors of LRAD Corporation, a Delaware corporation (“LRAD Corporation”), for use at the Special Meeting of Stockholders to be held on June 2, 2010, at 4:00 p.m. local time (the “Special Meeting”), or at any adjournment or postponement thereof, to vote on a proposal to separate LRAD Corporation’s HyperSonic Sound (“HSS”) technology business through a tax-free spin-off transaction (the “Spin-off”). The Special Meeting will be held at our principal offices located at 15378 Avenue of Science, Suite 100, San Diego, California 92128. We intend to mail or electronically deliver this proxy statement, the accompanying proxy card and Notice of Special Meeting on or about May 7, 2010 to all stockholders entitled to vote at the Special Meeting.

Solicitation

Your vote is being solicited by LRAD Corporation’s Board of Directors. Elwood G. Norris, a director of LRAD Corporation, will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Mr. Norris will be reimbursed by Parametric Sound Corporation (“Parametric Sound”), the newly created public company resulting from the Spin-off for expenses incurred in connection with the Spin-off upon completion of the transaction. We have retained proxy solicitor Morrow & Co., LLC, 470 West Ave, Stamford, Connecticut 06902, to assist in the solicitation of proxies, for an estimated fee of $4,500 plus reimbursement of certain out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Mr. Norris may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

We have designated a record date of April 28, 2010 for the Special Meeting (the “Meeting Record Date”). Only stockholders of record at the close of business on the Meeting Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Meeting Record Date, we had outstanding and entitled to vote 30,611,456 shares of common stock. The presence at the Special Meeting or at any adjournment or postponement thereof, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. If a quorum is present at the Special Meeting, action may be taken on the matter described in this Proxy Statement by the holders of a majority of the shares present and voting.

On the matter to be voted upon at the Special Meeting, each holder of record of common stock on the Meeting Record Date will be entitled to one vote for each share held. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted FOR the Spin-off.

Neither Delaware law nor LRAD Corporation’s bylaws require approval by LRAD Corporation’s stockholders to approve the Spin-off. However, Elwood G. Norris, a director of LRAD Corporation, beneficially owns approximately 15.3% of the outstanding common stock of LRAD Corporation. Upon completion of the Spin-off, Mr. Norris will become Chairman and Chief Executive Officer of Parametric Sound and will resign as a director of LRAD Corporation. In addition, Mr. Norris intends to license technology he is developing related to directed sound products to, and arrange initial financing for, Parametric Sound in connection with the Spin-off. Due to Mr. Norris’ stock ownership in LRAD Corporation and his involvement and interest in the Spin-off and in Parametric Sound following the Spin-off, the Board of Directors believes it is in LRAD Corporation’s best interest to seek approval of the Spin-off by stockholders holding a majority of the common stock present and voting at the Special Meeting, excluding shares held by Mr. Norris. As a result, Mr. Norris has agreed that his shares will be counted neither for nor against the Spin-off at the Special Meeting. However, his shares will be included in the shares present at the meeting for purposes of determining if a quorum is present. In order to approve the Spin-off, the Board of Directors has determined to require approval by stockholders holding a majority of the common stock present and voting at the Special Meeting, excluding shares held by Mr. Norris.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chairman of the Board at our principal offices, 15378 Avenue of Science, Suite 100, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If you hold shares through a bank or broker, you must contact that firm to revoke any prior proxy.

Electronic Delivery of Proxy Materials and Annual Reports

If you are a stockholder of record, you may request and consent to electronic delivery of our future proxy materials and annual reports by following the instructions on your proxy card. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and you will be sent an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report. Your consent to electronic delivery will remain in effect until you revoke it. If you selected electronic delivery last year, we will not mail the materials to you this year and you will receive an e-mail message with the Internet address where you may access the proxy materials and annual report for the current year.

PROPOSAL TO APPROVE THE SEPARATION

OF LRAD CORPORATION’S HSS TECHNOLOGY BUSINESS

THROUGH A TAX-FREE SPIN-OFF TRANSACTION

Overview of the Spin-Off

On April 6, 2010, our Board of Directors authorized management to pursue a plan to separate our HSS technology business through a tax-free Spin-off transaction (the “Spin-off”). The Spin-off will be completed through the contribution of most of our HSS assets to a newly-formed subsidiary corporation, and the subsequent distribution of the capital stock of the subsidiary to our stockholders as a new, independent and stand-alone public company to be named Parametric Sound Corporation, and to be formed as a Nevada corporation (“Parametric Sound”). Following the Spin-off, our stockholders will own shares of Parametric Sound and continue to own shares of LRAD Corporation. LRAD Corporation will continue its existing business, including LRAD products and other technologies but excluding the HSS technology sound business after completion of product orders received prior to the completion of the Spin-off.

The planned distribution of Parametric Sound common stock will be made on a pro rata basis to our stockholders of record as of the close of business on the record date established by the Board of Directors for the distribution (the “Distribution Record Date”). The Distribution Record Date will be established by the Board of Directors after the Special Meeting if the Spin-off transaction is approved by the stockholders. You must be a record holder of LRAD Corporation common stock on the Distribution Record Date to participate in the Spin-off and receive Parametric Sound common stock.

As a result of the Spin-off, it is currently contemplated that each LRAD Corporation stockholder will receive one share of Parametric Sound common stock for every two shares of LRAD Corporation common stock he or she owns on the Distribution Record Date. The Spin-off will not affect the number of outstanding shares of LRAD Corporation common stock or any rights of LRAD Corporation stockholders, although it may affect the market value of LRAD Corporation common stock. It is expected that approximately 15,305,728 shares of Parametric Sound common stock will be issued to LRAD Corporation stockholders on the distribution date. The actual number of shares of Parametric Sound common stock to be issued will be determined based on the outstanding shares of LRAD Corporation on the Distribution Record Date.

Completion of the Spin-off is subject to final approval by LRAD Corporation’s board of directors as well as stockholder approval at the Special Meeting and effectiveness of a Form 10 registration statement to be filed with the Securities and Exchange Commission (the “SEC”). The Form 10 will include detailed information about Parametric Sound and its financial history, capitalization, the Spin-off and related matters. The information statement will be distributed to LRAD Corporation stockholders following completion of the SEC’s review of the Form 10. LRAD Corporation’s board of directors reserves the right to amend, modify or abandon the Spin-off and the related transactions at any time prior to the distribution date.

The Spin-off is intended to be in the form of a tax-free dividend to LRAD Corporation stockholders. However, we have not obtained a ruling from the U.S. Internal Revenue Service or a favorable opinion from our certified public accounting firm confirming the tax-free status of the Spin-off. Therefore, you should consult your own tax advisor as to the particular consequences of the Spin-off to you.

Reasons for the Spin-Off

Our Board of Directors has determined that the Spin-off is in the best interests of LRAD Corporation and its stockholders. Our Board of Directors believes that the separation of the HSS technology business from the retained LRAD Corporation businesses is beneficial because each of these businesses has different product characteristics and different markets that require management to pursue different operating and business strategies. The Spin-off is intended to benefit stockholders by allowing LRAD Corporation to maximize the performance of its LRAD business assets through undivided senior management focus on and capital allocation to its LRAD business while simultaneously allowing Parametric Sound the ability to maximize the performance of the HSS technology. We believe the separate companies may create more long-term value for stockholders individually than through the current combined entity.

Our Board of Directors considered the following potential benefits in making the determination to pursue the Spin-off. LRAD Corporation believes that the Spin-off will:

•	Create a vehicle that will allow LRAD Corporation stockholders to participate in the focused development of existing emitter technology with new technology under development by Mr. Norris.

•

Separate the risks associated with the development of new parametric sound products and the early losses generally associated with such development from the results of operations of LRAD Corporation’s retained businesses.

•

Reduce competition within LRAD Corporation for capital and resources. LRAD Corporation has been allocating product development and sales resources toward its LRAD product line, where it has found a strong market opportunity, resulting in improved financial results. Availability of financial and personnel resources for the HSS business has been limited. As a separate entity, Parametric Sound will have direct access to the public and private capital markets to allow it to seek financing for its operations and growth without having to compete with the LRAD business with respect to capital and resources. As an independent entity, Parametric Sound will be in a position to pursue strategies its Board of Directors and management believe will create long-term stockholder value for HSS products, including organic and acquisition growth opportunities, provided it continues to have access to capital.

•

Allow management of each separate company to design and implement corporate strategies and policies that are based primarily on the business characteristics of that company, maintain a sharper focus on core business and growth opportunities, and concentrate financial resources wholly on its own operations.

•

Increase transparency and clarity into the different businesses of LRAD Corporation and Parametric Sound. The investment community, including the respective analysts, stockholders and investors of LRAD Corporation and Parametric Sound will be better able to evaluate the merits and future prospects of each company. This will enhance the likelihood that each company will receive appropriate market recognition of its individual performance and potential.

Notwithstanding the foregoing, we can not assure you that, following the Spin-off, any of the benefits listed above will be realized to the extent anticipated or at all.

LRAD Corporation’s Board of Directors also considered a number of other factors in evaluating the Spin-off, including:

•	The one-time and on-going costs of the Spin-off, including Mr. Norris’ agreement to pay the costs associated with completing the Spin-off;

•	The diversion of management resulting from the time and effort necessary to complete the Spin-off;

•	The risk that the business of the two companies may overlap or compete in the future;

•

The risk that Parametric Sound may fail as an independent entity due to a lack of financing, lack of new product success or for any variety of other reasons and the impact, if any, that such a failure would have on LRAD Corporation;

•	The redundancies of cost associated with managing two separate publically traded companies;

•	The capital structure of each of the separate companies; and

•

The risk that the combined trading prices of LRAD Corporation common stock and Parametric Sound common stock after the distribution may be lower than the trading price of LRAD Corporation common stock before the distribution.

After careful deliberation and consideration of both the expected benefits and risks, our Board of Directors determined that pursuing the Spin-off is in the best interests of LRAD Corporation and its stockholders.

Interests of Certain LRAD Directors in Spin-Off

Elwood G. Norris, a director of LRAD Corporation, was the original inventor of LRAD Corporation’s basic parametric sound technology and business, which is known as LRAD Corporation’s HSS business. In September 2009, Mr. Norris retired from an active role at LRAD Corporation. Upon completion of the Spin-off, Mr. Norris will become Chairman and Chief Executive Officer of Parametric Sound and will resign as a director of LRAD Corporation. Mr. Norris has agreed to advance funds to pay the reasonable costs of the Spin-off. Mr. Norris’ out-of-pocket expenses will be reimbursed by Parametric Sound upon completion of the Spin-off. Mr. Norris has further committed to arrange initial working capital for Parametric Sound in amounts and on terms yet to be determined. Mr. Norris has also agreed to exclusively license to Parametric Sound through Syzygy Licensing LLC (“Syzygy”), an entity in which Mr. Norris is a majority owner, his new technology under development related to the creation of directed sound products. Mr. Norris intends to assign to Syzygy certain provisional patent pending technology and trade secrets related to new technology. Parametric Sound will pay no initial license fee nor issue any equity for this license. As part of the license, Parametric Sound has agreed to reimburse out-of-pocket technology prototype and testing costs incurred to date, estimated at $15,000, and through the date of the Spin-off, and to pay future patent related costs. The license will provide for future royalties of 5% of revenues from products employing the technology.

Relationship between LRAD Corporation and Parametric Sound Following the Spin-Off

Following the Spin-off, each of LRAD Corporation and Parametric Sound will be an independent, publicly-traded company. LRAD Corporation will enter into a Separation and Distribution Agreement with Parametric Sound governing the terms of the separation. The details of the Separation and Distribution Agreement will be described in more detail in the Form 10. The Separation and Distribution Agreement will primarily govern the transfer of LRAD Corporation’s HSS technology assets to Parametric Sound, including the transfer of emitter manufacturing equipment and trade secrets. Following the distribution, aside from some initial and limited manufacturing and technical support and access to equipment to fill orders for HSS products placed prior to the Spin-off, we do not expect to provide Parametric Sound with any transition services or to receive transition services from Parametric Sound. We also do not expect to share any employees or contract for any services with Parametric Sound.

LRAD Corporation Stock Options and Warrants

Holders of LRAD Corporation stock options that continue to be employed by LRAD Corporation after the Spin-off will continue to hold those options. LRAD Corporation’s Board of Directors believes the Spin-off should have minimal impact on the long-term value of awards and accordingly no adjustment is contemplated to preserve the intrinsic value of any equity awards. LRAD Corporation stock options will not be converted into or granted any right to receive shares or stock options of Parametric Sound. Accordingly, unless a stock option holder exercises the option prior to the Distribution Record Date for the Spin-off, such option holder will not participate in the distribution.

LRAD Corporation has stock purchase warrants outstanding for the purchase of up to 1,948,204 shares of common stock at $2.67 per share, which will expire on August 6, 2010. The terms of these warrants provide that if the warrants are exercised after the Distribution Record Date then the warrant holders will be entitled to their pro-rata distribution as if the warrants were exercised prior to the Distribution Record Date. Accordingly, if all the warrants are exercised after the Distribution Record Date and prior to the expiration date, Parametric Sound would be required to issue an additional approximate 974,102 shares of common stock. Further details on the allocation of proceeds and costs associated with any possible exercise of these warrants by the warrant holders will be detailed in the Separation and Distribution Agreement and described in more detail in the Form 10 registration statement. The exercise of these warrants may not provide any funds to Parametric Sound and could be dilutive to Parametric Sound stockholders.

Financial Condition of Parametric Sound Following the Spin-Off

Under the terms of the Spin-off, Parametric Sound will receive assets used in LRAD Corporation’s HSS technology business consisting primarily of inventory, patents, tooling and equipment. Parametric Sound will also be liable for certain Spin-off costs incurred and patent and new technology testing and prototype costs of Syzygy aggregating approximately $30,000 to date plus such additional costs through the distribution date. Based on LRAD Corporation’s assets as of September 30, 2009, Parametric Sound is expected to receive in the Spin-off assets on a carve-out basis representing less than 10% of LRAD Corporation’s book value.

Parametric Sound will have limited prospects for near term revenues in part due to its plan to discontinue sales of the HSS 450 product line after the distribution date and its plans to introduce a new product line. Parametric Sound will receive no cash or liquidity at the distribution date.

Mr. Norris has committed to loan or guarantee a loan or otherwise arrange for debt financing to Parametric Sound in amounts and on terms yet to be determined but as will be further detailed in the Form 10 registration statement. These funds are intended to fund the Spin-off and related costs and provide initial working capital and funds to begin bringing the new product line to production. It is expected that Parametric Sound will need to refinance this debt and/or arrange additional debt or equity or equity-based financing in the first twelve months after the distribution date. There is no assurance that either Mr. Norris or Parametric Sound will be successful in arranging financing on favorable terms or at all. Any such financing could be dilutive to Parametric Sound stockholders.

Listing and Trading of Parametric Sound Common Stock

There is currently no public market for Parametric Sound common stock. Following the Spin-off, we expect that quotations for shares of Parametric Common Stock will be available on the OTC Bulletin Board (OTCBB) or the Pink OTC Markets. We anticipate that trading of Parametric Sound common stock will commence on a when-issued basis on or shortly before the distribution date. When-issued trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. On the first trading day following the distribution date, when-issued trading with respect to Parametric Sound common stock will end and regular way trading will begin. Regular way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of the transaction.

We cannot predict what the trading prices for Parametric Sound common stock will be before or after the distribution date. We also cannot predict any change that may occur in the trading price of LRAD Corporation common stock as a result of the Spin-off. Until Parametric Sound common stock is fully distributed and an orderly market develops in Parametric Sound common stock, the price at which it trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Similarly, the price of LRAD Corporation common stock following the Spin-off may fluctuate significantly and may be higher or lower than the price that would be expected when combined with the price of Parametric Sound common stock.

The shares of Parametric Sound common stock distributed to LRAD Corporation stockholders will be freely transferable except for shares received by persons who may be deemed to be Parametric Sound “affiliates” under the Securities Act of 1933, as amended. Persons that may be considered affiliates of Parametric Sound after the Spin-off generally include individuals or entities that control, are controlled by or are under common control with

us. This may include some or all of Parametric Sound officers and directors as well as Parametric Sound principal stockholders. Persons that are Parametric Sound affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Fractional Shares

No fractional shares of Parametric Sound common stock will be issued as a result of the Spin-off. In the event the Spin-off leaves a stockholder with a fraction of a share of Parametric Sound common stock, the number of shares to be distributed to the shareholder will be rounded up to the nearest whole number of shares. Ownership percentages are not expected to change meaningfully as a result of rounding up fractional shares that result from the Spin-off.

Spin-off Conditions and Termination

We expect that the Spin-off will be effective on the distribution date, provided that, among other things:

•

the SEC has declared effective Parametric Sound’s registration statement on Form 10 under the Securities Exchange Act of 1934, as amended, and no stop order relating to the registration statement is in effect; and

•

no action, proceeding or investigation shall have been instituted or threatened before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of the Spin-off, and no restraining order or injunction issued by any court of competent jurisdiction shall be in effect restraining the consummation of the Spin-off.

The fulfillment of the foregoing conditions will not create any obligation on LRAD Corporation’s part to effect the Spin-off, and our Board of Directors reserves the right to amend, modify or abandon the Spin-off and the related transactions at any time prior to the distribution date. Our Board of Directors may also waive any of these conditions.

In addition, LRAD Corporation has the right not to complete the Spin-off and related transactions if, at any time, LRAD Corporation’s Board of Directors determines, in its sole discretion, that the distribution is not in the best interests of LRAD Corporation and its stockholders or that business conditions are such that it is not advisable to effect the Spin-off. If the distribution is canceled, then the proposed license agreement for the new technology under development from Mr. Norris will not be effective. LRAD Corporation may be unwilling or unable to continue to develop its parametric sound HSS business or license the new technology from Mr. Norris, and Mr. Norris may be unwilling to transfer the technology to LRAD Corporation. In addition, LRAD Corporation has agreed to reimburse Mr. Norris any amounts expended by Mr. Norris on behalf of LRAD Corporation in connection with the Spin-off if the Board of Directors determines not to complete the Spin-off for any reason other than failure to obtain approval of the LRAD Corporation shareholders or failure of the Form 10 registration statement to be declared effective by the SEC.

Material U.S. Federal Income Tax Consequences of the Spin-Off

The following is a summary of certain material U.S. federal income tax consequences to LRAD Corporation, the holders of LRAD Corporation common stock, Parametric Sound and the holders of Parametric Sound common stock after the Spin-off. This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special rules under the U.S. federal income tax laws, such as stockholders subject to the alternative minimum tax, tax-exempt entities, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries thereof, stockholders who acquire shares as compensation for services, banks, insurance companies, other financial institutions, traders in securities that use mark-to-market accounting, and dealers in securities or commodities. In addition, this summary does not address any state, local or foreign tax consequences. This summary is based upon provisions of the Internal Revenue Code of 1986, amended (the “Code”), and regulations, rulings and judicial decisions, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

If a partnership (or other entity treated as a partnership) holds LRAD Corporation or Parametric Sound common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding LRAD Corporation or Parametric Sound common stock, you should consult your tax advisors.

All stockholders should consult their own tax advisors concerning the specific tax consequences of the Spin-off of Parametric Sound common stock to holders of LRAD Corporation common stock in light of their particular circumstances. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor.

LRAD Corporation has not obtained a ruling from the IRS that the Spin-off will qualify as a tax-free transaction under Section 355 of the Code and a tax-free reorganization under Section 368(a)(1)(D) of the Code. On the basis of LRAD Corporation’s position and opinion only and assuming that LRAD Corporation common stock is a capital asset in the hands of an LRAD Corporation stockholder on the distribution date:

•	holders of LRAD Corporation common stock should not recognize any income, gain or loss as a result of the receipt of shares of Parametric Sound common stock in the Spin-off;

•

holders of LRAD Corporation common stock should apportion the tax basis of their LRAD Corporation common stock between such LRAD Corporation common stock and Parametric Sound common stock received in the Spin-off in proportion to the relative fair market values of such stock at the time of the Spin-off;

•

the holding period for Parametric Sound common stock received in the Spin-off by holders of LRAD Corporation common stock should include the period during which such holders held the LRAD Corporation common stock with respect to which the Spin-off was made; and

•	neither Parametric Sound nor LRAD Corporation should recognize gain or loss as a result of the Spin-off.

Current federal tax regulations also generally provide that if an LRAD Corporation stockholder holds different blocks of LRAD Corporation common stock (generally shares of LRAD Corporation common stock purchased on different dates or at different prices), the aggregate basis for each block of LRAD Corporation common stock purchased or acquired on the same date and at the same price should be allocated, to the greatest extent possible, between the shares of Parametric Sound common stock received in the Spin-off in respect of such block of LRAD Corporation common stock and such block of LRAD Corporation common stock, in proportion to their respective fair market values, and the holding period of the shares of Parametric Sound common stock received in the Spin-off in respect of such block of LRAD Corporation common stock should include the holding period of such block of LRAD Corporation common stock, provided that such block of LRAD Corporation common stock was held as a capital asset on the distribution date. If an LRAD Corporation stockholder is not able to identify which particular shares of Parametric Sound common stock are received in the Spin-off with respect to a particular block of LRAD Corporation common stock, for purposes of applying the rules described above, the stockholder may designate which shares of Parametric Sound common stock are received in the Spin-off in respect of a particular block of LRAD Corporation common stock, provided that the number of shares so designated is consistent with the ratio of the total number of shares of Parametric Sound common stock distributed to the LRAD Corporation stockholder in the Spin-off to the total number of shares of LRAD Corporation common stock on which the LRAD Corporation stockholder received that distribution.

If the distribution were not to qualify as a tax-free Spin-off, each LRAD Corporation stockholder receiving shares of Parametric Sound common stock in the Spin-off would be treated as if such stockholder had received a distribution in an amount equal to the fair market value of Parametric Sound common stock received, which would result in (1) a taxable dividend to the extent of such stockholder’s pro rata share of LRAD Corporation’s current and accumulated earnings and profits, (2) a reduction in such stockholder’s basis in LRAD Corporation common stock to the extent the amount received exceeds such stockholder’s share of earnings and profits and (3) a taxable gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the stockholder’s basis in the LRAD Corporation common stock. Any such gain would generally be a capital gain if the LRAD Corporation common stock is held as a capital asset on the distribution date. In addition, LRAD Corporation would recognize a taxable gain to the extent the fair market value of Parametric Sound common stock distributed in the Spin-off exceeded its tax basis in such common stock.

Even if the Spin-off otherwise qualifies for tax-free status under Section 355 of the Code, LRAD Corporation could recognize taxable gain if the Spin-off is determined to be part of a plan or series of related transactions pursuant to which one or more persons acquire, directly or indirectly, stock representing a 50% or greater interest in either LRAD Corporation or Parametric Sound. Under the Code, any acquisitions of LRAD Corporation or Parametric Sound within the four-year period beginning two years before the date of the Spin-off are presumed to be part of such a plan. Regulations issued by the IRS, however, provide mitigating rules in many circumstances. Nonetheless, a merger, recapitalization or acquisition, or issuance or redemption of Parametric Sound common stock after the Spin-off could, in some circumstances, be counted toward the 50% change of ownership threshold.

There are other restrictions imposed on Parametric Sound under current U.S. federal tax law for Spin-offs with which Parametric Sound should need to comply in order to preserve the favorable tax rule of the distribution, such as continuing to own and manage its parametric sound business and limitations on sale or redemptions of its common stock or other property following the distribution.

If you are a “significant distributee” with respect to the Spin-off, you are required to attach a statement to your federal income tax return for the year in which the Spin-off occurs setting forth Parametric Sound’s name and IRS employer identification number, LRAD Corporation’s name and IRS employer identification number, the date of the Spin-off, and the fair market value of the shares of Parametric Sound common stock that you receive in the Spin-off. Upon request, LRAD Corporation will provide the information necessary to comply with this reporting requirement to each stockholder of record on the Distribution Record Date. You are a “significant distributee” with respect to the Spin-off if you own at least 5% of the outstanding shares of LRAD Corporation common stock immediately before the Spin-off. You should consult your own tax advisor concerning the application of this reporting requirement in light of your particular circumstances.

Dissenters’ Rights

LRAD Corporation’s common stockholders will not have dissenters’ rights of appraisal under Delaware law with respect to the Spin-off.

Recommendation of Our Board of Directors

LRAD Corporation’s Board of Directors recommends a vote FOR the approval of the separation of LRAD Corporation’s HSS technology business through a tax-free spin-off transaction.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements addressing the Spin-off, the operation, business and prospects of LRAD Corporation and Parametric Sound following the Spin-off and other expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include uncertainties regarding the Spin-off, including the timing and terms of the Spin-off and whether the Spin-off will be completed, and uncertainties regarding the impacts on the companies and the market for their respective securities if the Spin-off is accomplished. In addition, LRAD Corporation and Parametric Sound are subject to additional risks and uncertainties, as described in LRAD Corporation’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports filed with the SEC. We urge stockholders to review these reports, as well as Parametric Sound’s Registration Statement on Form 10, when it becomes available. Copies of LRAD Corporation’s reports are available, free of charge through its website (www.lradx.com), as soon as reasonably practical after the reports are electronically filed with or furnished to the SEC. The information on our website is not incorporated by reference into this proxy statement nor made a part of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2010 by: (i) each of our directors; (ii) our chief executive officer and each of our other two most highly compensated executive officers for the fiscal year ended September 30, 2009; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Common Stock	Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, New York 10022	3,985,271	(2)	12.7%

Common Stock	Thomas R. Brown 15378 Avenue of Science, Ste. 100 San Diego, California 92128	1,364,900	(3)	4.3%

Common Stock	Helen C. Adams 15378 Avenue of Science, Ste. 100 San Diego, California 92128	—		*

Common Stock	Laura M. Clague 15378 Avenue of Science, Ste. 100 San Diego, California 92128	65,125	(4)	*

Common Stock	Elwood G. Norris 15378 Avenue of Science, Ste. 100 San Diego, California 92128	4,826,124	(5)	15.3%

Common Stock	Raymond C. Smith 15378 Avenue of Science, Ste. 100 San Diego, California 92128	126,500	(6)	*

Common Stock	Katherine H. McDermott 15378 Avenue of Science, Ste. 100 San Diego, California 92128	201,425	(7)	*

Common Stock	Norman Carmichael 15378 Avenue of Science, Ste. 100 San Diego, California 92128	—	(8)	*

	All directors and executive officers as a group (6 persons)	6,584,074	(9)	19.8%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated below, this table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of class is based on 30,611,456 shares of common stock outstanding on March 31, 2010. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).
(2)

Beneficial joint ownership by Mr. Marxe and Mr. Greenhouse is based on information provided by the stockholder as of December 31, 2009. Consists of 3,197,181 shares of common stock and 788,090 warrants held by the following entities: 1,459,791 shares and 372,466 warrants owned by Special Situations Fund III QP, L.P., 510,425 shares and 102,564 warrants owned by Special Situations Private Equity Fund, L.P., 170,038 shares and 43,385 warrants owned by Special Situations Technology Fund, L.P., and 1,056,927 shares and 269,675 warrants owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III QP, L.P. and AWM Investment Company, Inc., or AWM, is the general partner of MGP. SST Advisers, L.L.C., or SSTA, is the general partner of the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, SSTA and MG, and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Both Messrs. Marxe and Greenhouse share voting and dispositive power with respect to shares held by these stockholders.
(3)	Includes 1,337,500 shares issuable upon exercise of outstanding stock options within 60 days of March 31, 2010.
(4)	Includes 2,000 shares held by spouse and 63,125 shares issuable upon exercise of outstanding stock options within 60 days of March 31, 2010.
(5)	Includes 3,908,629 shares held by a family trust for which Mr. Norris serves as trustee, 44,995 shares held by an investment company controlled by Mr. Norris and 872,500 shares issuable upon the exercise of outstanding stock options within 60 days of March 31, 2010.
(6)	Consists of shares issuable upon exercise of outstanding stock options within 60 days of March 31, 2010.
(7)	Includes 190,625 shares issuable upon exercise of outstanding stock options within 60 days of March 31, 2010.
(8)	Mr. Carmichael resigned from LRAD Corporation on December 21, 2009 to pursue other interests.
(9)	Includes 2,590,250 shares issuable upon exercise of outstanding stock options within 60 days of March 31, 2010.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2011 Annual Meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is September 27, 2010.

Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our 2011 Annual Meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of our company. To be timely, a stockholder’s notice of the proposal must be delivered to, or mailed and received at our executive offices not earlier than December 24, 2010 and not later than January 23, 2011; provided, however, that in the event that no Annual Meeting was held in the previous year or the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the scheduled date of this year’s Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or, in the event we first make public announcement of the date of such Annual Meeting fewer than 70 days prior to the date of such Annual Meeting, the close of business on the 10th day following the day on which we first make public announcement of the date of such meeting.

A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal.

OTHER MATTERS

LRAD Corporation’s Bylaws provide that no business other than that specified in the Notice of Special Meeting shall be considered at the Special Meeting.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from us by contacting the Secretary at LRAD Corporation, 15378 Avenue of Science, Suite 100, San Diego, California 92128 or at (858) 676-1112. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 26, 2010.

Whether or not you intend to be present at the Special Meeting, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

/s/ Thomas R. Brown

Thomas R. Brown

Chairman of the Board

April 28, 2010

LRAD CORPORATION

THIS PROXY RELATES TO A SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD

JUNE 2, 2010

The undersigned hereby appoints THOMAS R. BROWN and KATHERINE H. MCDERMOTT or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of LRAD Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of LRAD CORPORATION (the “Company”) to be held at 4:00 p.m. (local time) at LRAD Corporation’s principal offices located at 15378 Avenue of Science, San Diego, California 92128 on June 2, 2010 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SPIN-OFF, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

This proxy has been solicited by or for the benefit of the Board of Directors of LRAD Corporation. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by LRAD Corporation prior to commencement of the Special Meeting.

(Continued and to be signed on the other side)

15378 AVENUE OF SCIENCE SUITE 100 SAN DIEGO, CA 92128

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by LRAD Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LRAD Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LRAD CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE PROPOSAL TO APPROVE THE SPIN-OFF.

	For	Against	Abstain

PROPOSAL: To approve the separation of LRAD Corporation’s HSS technology business through a tax-free spin-off transaction.	☐	☐	☐

(Please date and sign exactly as name or names appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

	YES	NO

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date